August 4, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Commissioners:

We are aware that our report dated July 30, 1999 on our review of interim financial information of ENSCO International Incorporated (the "Company") as of and for the period ended June 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (Nos. 33-42965, 33-46500, 33-49590, 33-43756, 33-64642, 333-03575 and 333-37897), and any existing amendments thereto, and Form S-8 (Nos. 33-58625, 33-14714, 33-32447, 33-35862, 33-40282 and
33-41294).

Yours very truly,


/s/ PricewaterhouseCoopers LLP
Dallas, Texas